Exhibit 99.1

NEWS RELEASE Investor Contact: Ben McCarville, Vice President, Director of Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Second Quarter 2022 Net Income Available to Common Equity of $84 Million, or $0.56 per Common Share.

Results driven by robust loan growth, expanding margins, stable deposits and resilient credit.
GREEN BAY, Wis. -- July 21, 2022 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $84 million, or $0.56 per common share, for the quarter ended June 30, 2022. These amounts compare to earnings of $71 million, or $0.47 per common share, for the quarter ended March 31, 2022 and earnings of $86 million, or $0.56 per common share, for the quarter ended June 30, 2021.
“Employment trends and business confidence within our core footprint markets remain strong," said President and CEO Andy Harmening. "During the second quarter, we saw line utilization revert to normalized pre-pandemic levels and we supported commercial customers as they continued to grow and expand. We also continued to support consumer households in their purchases of homes and autos across our markets. The combination of commercial and consumer growth led to one of our strongest and more diversified loan growth quarters in the company's history. We complemented this growth with net deposit growth and further improving credit trends. Margins expanded, reflecting our core asset sensitivity, and we remain well-positioned to further support our customers in the quarters ahead."
“While we are pleased with the progress we've made on our strategic initiatives, we are mindful of the shifting economic environment and have continued our disciplined focus on credit quality," Harmening continued. "Our recent growth and profit expansion affords us the option to be selective in our growth strategies as we move forward."

Second Quarter 2022 Highlights (all comparisons to the first quarter of 2022)
•End of period total commercial loans were up $1.2 billion to $16.8 billion
•End of period total consumer loans were up $766 million to $9.7 billion
•End of period total deposits were up $171 million to $28.6 billion
•Quarterly net interest margin was up 29 basis points to 2.71%
•Noninterest income was up $1 million to $75 million
•Noninterest expense was up $8 million to $181 million
•Provision for credit losses on loans was zero, compared to a negative provision of $4 million
•Net income available to common equity was up $13 million to $84 million

Loans
Second quarter 2022 average total loans of $25.4 billion were up 5%, or $1.3 billion, from the prior quarter and were up 5%, or $1.3 billion, from the same period last year. With respect to second quarter 2022 average balances by loan category:
•Commercial and business lending (excluding PPP) increased $572 million from the prior quarter and increased $1.2 billion compared to the same period last year to $9.6 billion.
•Commercial real estate lending increased $186 million from the prior quarter and increased $204 million from the same period last year to $6.4 billion.
•Consumer lending was $9.4 billion, up $572 million from the prior quarter and up $630 million from the same period last year.
•PPP loans decreased $30 million from the prior quarter and decreased $687 million from the same period last year to $14 million.

Second quarter 2022 period-end total loans of $26.5 billion were up 8%, or $2.0 billion, from the prior quarter and were up 11%, or $2.5 billion, from the same period last year. With respect to second quarter 2022 period-end balances by loan category:
•Commercial and business lending (excluding PPP) increased $868 million from the prior quarter and increased $1.4 billion from the same period last year to $10.2 billion.
•Commercial real estate lending increased $337 million from the prior quarter and increased $384 million from the same period last year to $6.6 billion.
•Consumer lending was $9.7 billion, up $766 million from the prior quarter and up $1.2 billion from the same period last year.
•PPP loans decreased $8 million from the prior quarter and decreased $396 million from the same period last year to $10 million.

In 2022, we now expect full-year total commercial loan growth of approximately $1.7 billion and auto finance loan growth of approximately $1.3 billion.

Deposits
Second quarter 2022 average deposits of $28.2 billion were down 2%, or $477 million, compared to the prior quarter and were up 3%, or $700 million, from the same period last year. With respect to second quarter 2022 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $183 million from the prior quarter and increased $64 million from the same period last year to $8.1 billion.
•Savings increased $153 million from the prior quarter and increased $561 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits decreased $309 million from the prior quarter and increased $534 million from the same period last year to $6.4 billion.
•Money market deposits decreased $120 million from the prior quarter and decreased $71 million from the same period last year to $6.9 billion.
•Time deposits decreased $58 million from the prior quarter and decreased $254 million from the same period last year to $1.3 billion.
•Network transaction deposits increased $41 million from the prior quarter and decreased $133 million from the same period last year to $776 million.

Second quarter 2022 period-end deposits of $28.6 billion were up 1%, or $171 million, compared to the prior quarter and were up 5%, or $1.3 billion, from the same period last year. Low-cost core deposits (interest-bearing demand, noninterest-bearing demand and savings) made up 67% of deposit balances as of June 30, 2022. With respect to second quarter 2022 period-end balances by deposit category:
•Noninterest-bearing demand deposits decreased $230 million from the prior quarter and increased $87 million from the same period last year to $8.1 billion.
•Savings increased $47 million from the prior quarter and increased $526 million from the same period last year to $4.7 billion.
•Interest-bearing demand deposits increased $173 million from the prior quarter and increased $820 million from the same period last year to $6.8 billion.
•Money market deposits increased $247 million from the prior quarter and increased $129 million from the same period last year to $7.8 billion.
•Time deposits decreased $65 million from the prior quarter and decreased $249 million from the same period last year to $1.2 billion.
•Network transaction deposits (included in money market and interest-bearing deposits) increased $129 million from the prior quarter and increased $20 million from the same period last year to $892 million.

Net Interest Income and Net Interest Margin
Second quarter 2022 net interest income of $216 million increased $37 million, or 20%, from the same period last year and increased $28 million, or 15%, from the prior quarter. The net interest margin increased to 2.71%, reflecting a 34 basis point increase from the same period last year and a 29 basis point improvement from the prior quarter.
•The average yield on total loans for the second quarter of 2022 increased 26 basis points from the same period last year and increased 35 basis points from the prior quarter to 3.16%.
•The average cost of total interest-bearing liabilities for the second quarter of 2022 was flat to the same period last year and increased 10 basis points from the prior quarter to 0.36%.
•The net free funds benefit for the second quarter of 2022 decreased 1 basis point compared to the same period last year and increased 2 basis points from the prior quarter to 0.10%.
We now expect short-term interest rates to rise by 75 basis points following the Federal Open Market Committee (FOMC) meeting in July and expect a 25 basis point increase at each remaining FOMC meeting this year. Based on these assumptions, we now expect our 2022 net interest income to exceed $890 million.

Noninterest Income
Second quarter 2022 total noninterest income of $75 million increased $2 million, or 3%, from the same period last year and increased $1 million, or 1%, from the prior quarter. With respect to second quarter 2022 noninterest income line items:
•Mortgage Banking, net was $6 million for the second quarter, down $2 million from the same period last year and down $2 million from the prior quarter, driven by slowing refinance activity and higher retention of mortgages on our balance sheet.
•Card-based fees increased slightly from the same period last year and increased $2 million from the prior quarter.
•Service charges and deposit account fees increased $1 million from the same period last year and decreased slightly from the prior quarter.
•Wealth management fees decreased $1 million from the same period last year and decreased $1 million from the prior quarter.

We continue to expect total noninterest income for the year of between $290 million and $300 million.

Noninterest Expense
Second quarter 2022 total noninterest expense of $181 million increased $7 million, or 4%, from the same period last year and increased $8 million, or 5%, from the prior quarter. With respect to second quarter 2022 noninterest expense line items:
•Personnel expense increased $6 million from the same period last year and increased $8 million from the prior quarter.

•Occupancy expense decreased $1 million from the same period last year and decreased $2 million from the prior quarter.

We now expect total noninterest expense of approximately $730 million to $740 million for 2022.

Taxes
The second quarter 2022 tax expense was $23 million compared to $22 million of tax expense in the same period last year and $19 million of tax expense in the prior quarter. The effective tax rate for second quarter of 2022 was 21.2% compared to an effective tax rate of 20.1% in the prior quarter.
We expect the 2022 effective tax rate to be approximately 21%, assuming no change in the statutory corporate tax rate.

Credit
The second quarter 2022 provision for credit losses on loans was zero, compared to a negative provision of $4 million in the prior quarter and a negative provision of $35 million in the same period last year. With respect to second quarter 2022 credit quality:
•Nonaccrual loans of $108 million were down $39 million from the same period last year and down $35 million from the prior quarter. The nonaccrual loans to total loans ratio was 0.41% in the second quarter, down from 0.61% in the same period last year and down from 0.58% in the prior quarter.
•Second quarter net charge offs were negligible compared to net charge offs of $5 million in the same period last year and net recoveries of $2 million in the prior quarter.
•The allowance for credit losses on loans (ACLL) of $318 million was down $47 million compared to the same period last year and flat to the prior quarter. The ACLL to total loans ratio was 1.20% in the second quarter, down from 1.52% in the same period last year and down from 1.30% in the prior quarter.

Throughout the remainder of 2022, we expect to adjust provision to reflect changes to risk grades, economic conditions, other indications of credit quality, and loan volume.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 9.7% at June 30, 2022. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

SECOND QUARTER 2022 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, July 21, 2022. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp second quarter 2022 earnings call. The second quarter 2022 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $37 billion and is Wisconsin's largest bank holding company. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” "project," "guidance," or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	June 30, 2022	March 31, 2022	Seql Qtr $ Change	December 31, 2021	September 30, 2021	June 30, 2021	Comp Qtr $ Change
Assets
Cash and due from banks	$397,364	$334,138	$63,226	$343,831	$378,927	$406,994	$(9,630)
Interest-bearing deposits in other financial institutions	436,887	166,929	269,958	681,684	1,281,916	1,340,385	(903,498)
Federal funds sold and securities purchased under agreements to resell	32,820	—	32,820	—	25,000	25,000	7,820
Investment securities available for sale, at fair value	2,677,511	2,780,803	(103,292)	4,332,015	3,893,379	3,323,346	(645,835)
Investment securities held to maturity, net, at amortized cost	3,945,206	3,939,855	5,351	2,238,947	1,929,735	1,799,834	2,145,372
Equity securities	19,039	18,560	479	18,352	17,939	17,144	1,895
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	237,616	168,281	69,335	168,281	168,281	168,281	69,335
Residential loans held for sale	42,676	91,582	(48,906)	136,638	158,202	160,547	(117,871)
Commercial loans held for sale	44,721	—	44,721	—	—	—	44,721
Loans	26,494,698	24,531,926	1,962,772	24,224,949	23,621,673	23,947,536	2,547,162
Allowance for loan losses	(280,771)	(279,058)	(1,713)	(280,015)	(290,997)	(318,811)	38,040
Loans, net	26,213,927	24,252,867	1,961,060	23,944,934	23,330,676	23,628,725	2,585,202
Tax credit and other investments	275,165	284,561	(9,396)	293,733	301,490	294,220	(19,055)
Premises and equipment, net	387,633	387,550	83	385,173	383,131	398,050	(10,417)
Bank and corporate owned life insurance	675,347	679,538	(4,191)	680,021	683,610	682,709	(7,362)
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	53,687	55,890	(2,203)	58,093	60,296	62,498	(8,811)
Mortgage servicing rights, net(a)	76,570	67,015	9,555	54,862	50,329	48,335	28,235
Interest receivable	95,426	83,120	12,306	80,528	79,011	81,797	13,629
Other assets	519,403	540,218	(20,815)	582,168	592,753	609,766	(90,363)
Total assets	$37,235,990	$34,955,900	$2,280,090	$35,104,253	$34,439,666	$34,152,625	$3,083,365
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$8,085,702	$8,315,699	$(229,997)	$8,504,077	$8,170,105	$7,999,143	$86,559
Interest-bearing deposits	20,490,874	20,089,710	401,164	19,962,353	19,681,161	19,265,157	1,225,717
Total deposits	28,576,577	28,405,409	171,168	28,466,430	27,851,266	27,264,299	1,312,278
Federal funds purchased and securities sold under agreements to repurchase	682,839	368,768	314,071	319,532	267,943	170,419	512,420
Commercial paper	22,781	30,593	(7,812)	34,730	54,553	55,785	(33,004)
FHLB advances	3,258,039	1,537,948	1,720,091	1,621,047	1,620,880	1,619,826	1,638,213
Other long-term funding	249,820	249,797	23	249,324	249,160	549,024	(299,204)
Allowance for unfunded commitments	36,776	38,776	(2,000)	39,776	41,276	45,276	(8,500)
Accrued expenses and other liabilities	449,776	376,322	73,454	348,560	359,626	337,942	111,834
Total liabilities	33,276,608	31,007,613	2,268,995	31,079,399	$30,444,705	$30,042,573	3,234,035
Stockholders’ equity
Preferred equity	193,195	193,195	—	193,195	193,195	290,200	(97,005)
Common equity	3,766,187	3,755,092	11,095	3,831,658	3,801,766	3,819,852	(53,665)
Total stockholders’ equity	3,959,382	3,948,287	11,095	4,024,853	3,994,961	4,110,052	(150,670)
Total liabilities and stockholders’ equity	$37,235,990	$34,955,900	$2,280,090	$35,104,253	$34,439,666	$34,152,625	$3,083,365
Numbers may not sum due to rounding.
(a) On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights, net at fair value. For all prior periods, mortgage servicing rights, net were carried at lower of cost or market.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	2Q22	2Q21	$ Change	% Change	Jun 2022	Jun 2021	$ Change	% Change
Interest income
Interest and fees on loans	$199,876	$174,228	$25,648	15%	$367,573	$348,277	$19,296	6%
Interest and dividends on investment securities
Taxable	18,317	8,840	9,477	107%	34,789	15,855	18,934	119%
Tax-exempt	16,379	14,366	2,013	14%	32,487	28,528	3,959	14%
Other interest	2,420	1,826	594	33%	4,413	3,521	892	25%
Total interest income	236,991	199,260	37,731	19%	439,261	396,180	43,081	11%
Interest expense
Interest on deposits	8,019	4,609	3,410	74%	11,591	10,519	1,072	10%
Interest on federal funds purchased and securities sold under agreements to repurchase	406	30	376	N/M	444	55	389	N/M
Interest on other short-term funding	1	7	(6)	(86)%	2	13	(11)	(85)%
Interest on FHLB Advances	9,689	9,524	165	2%	17,871	19,017	(1,146)	(6)%
Interest on long-term funding	2,730	5,575	(2,845)	(51)%	5,460	11,160	(5,700)	(51)%
Total interest expense	20,845	19,745	1,100	6%	35,367	40,764	(5,397)	(13)%
Net interest income	216,146	179,515	36,631	20%	403,893	355,416	48,477	14%
Provision for credit losses	(2)	(35,004)	35,002	(100)%	(3,992)	(58,009)	54,017	(93)%
Net interest income after provision for credit losses	216,148	214,519	1,629	1%	407,886	413,425	(5,539)	(1)%
Noninterest income
Wealth management fees	21,332	22,706	(1,374)	(6)%	43,735	45,120	(1,385)	(3)%
Service charges and deposit account fees	16,506	15,549	957	6%	33,363	30,404	2,959	10%
Card-based fees	11,442	10,982	460	4%	21,368	20,725	643	3%
Other fee-based revenue	4,360	4,244	116	3%	8,126	8,840	(714)	(8)%
Capital markets, net	8,010	5,696	2,314	41%	16,656	13,814	2,842	21%
Mortgage banking, net	6,145	8,128	(1,983)	(24)%	14,536	32,054	(17,518)	(55)%
Bank and corporate owned life insurance	4,106	3,088	1,018	33%	6,177	5,791	386	7%
Asset gains (losses), net	1,677	(14)	1,691	N/M	1,865	4,796	(2,931)	(61)%
Investment securities gains (losses), net	(8)	24	(32)	N/M	12	(16)	28	N/M
Gains on sale of branches, net(a)	—	36	(36)	(100)%	—	1,038	(1,038)	(100)%
Other	1,888	3,004	(1,116)	(37)%	4,086	6,221	(2,135)	(34)%
Total noninterest income	75,458	73,443	2,015	3%	149,925	168,786	(18,861)	(11)%
Noninterest expense
Personnel	112,666	106,994	5,672	5%	217,477	211,020	6,457	3%
Technology	21,223	20,236	987	5%	42,707	40,975	1,732	4%
Occupancy	14,151	14,679	(528)	(4)%	30,231	30,835	(604)	(2)%
Business development and advertising	5,655	4,970	685	14%	10,610	9,366	1,244	13%
Equipment	4,960	5,481	(521)	(10)%	9,920	10,999	(1,079)	(10)%
Legal and professional	4,873	6,661	(1,788)	(27)%	9,960	13,191	(3,231)	(24)%
Loan and foreclosure costs	1,476	2,671	(1,195)	(45)%	3,490	4,891	(1,401)	(29)%
FDIC assessment	5,400	3,600	1,800	50%	10,500	8,350	2,150	26%
Other intangible amortization	2,203	2,203	—	—%	4,405	4,439	(34)	(1)%
Other	8,815	6,979	1,836	26%	15,412	15,755	(343)	(2)%
Total noninterest expense	181,420	174,475	6,945	4%	354,712	349,821	4,891	1%
Income before income taxes	110,187	113,487	(3,300)	(3)%	203,099	232,389	(29,290)	(13)%
Income tax expense	23,363	22,480	883	4%	42,013	47,082	(5,069)	(11)%
Net income	86,824	91,007	(4,183)	(5)%	161,086	185,307	(24,221)	(13)%
Preferred stock dividends	2,875	4,875	(2,000)	(41)%	5,750	10,082	(4,332)	(43)%
Net income available to common equity	$83,949	$86,131	$(2,182)	(3)%	$155,336	$175,226	$(19,890)	(11)%
Earnings per common share
Basic	$0.56	$0.56	$—	—%	$1.04	$1.14	$(0.10)	(9)%
Diluted	$0.56	$0.56	$—	—%	$1.03	$1.13	$(0.10)	(9)%
Average common shares outstanding
Basic	149,083	152,042	(2,959)	(2)%	148,933	152,198	(3,265)	(2)%
Diluted	150,203	153,381	(3,178)	(2)%	150,265	153,473	(3,208)	(2)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	2Q22	1Q22	$ Change	% Change	4Q21	3Q21	2Q21	$ Change	% Change
Interest income
Interest and fees on loans	$199,876	$167,697	$32,179	19%	$170,809	$174,643	$174,228	$25,648	15%
Interest and dividends on investment securities
Taxable	18,317	16,472	1,845	11%	13,317	8,745	8,840	9,477	107%
Tax-exempt	16,379	16,108	271	2%	15,569	14,613	14,366	2,013	14%
Other interest	2,420	1,993	427	21%	2,031	2,281	1,826	594	33%
Total interest income	236,991	202,270	34,721	17%	201,726	200,282	199,260	37,731	19%
Interest expense
Interest on deposits	8,019	3,571	4,448	125%	3,677	4,427	4,609	3,410	74%
Interest on federal funds purchased and securities sold under agreements to repurchase	406	38	368	N/M	40	48	30	376	N/M
Interest on other short-term funding	1	1	—	—%	2	8	7	(6)	(86)%
Interest on FHLB Advances	9,689	8,182	1,507	18%	8,514	8,962	9,524	165	2%
Interest on long-term funding	2,730	2,730	—	—%	2,730	3,163	5,575	(2,845)	(51)%
Total interest expense	20,845	14,522	6,323	44%	14,963	16,607	19,745	1,100	6%
Net interest income	216,146	187,747	28,399	15%	186,763	183,675	179,515	36,631	20%
Provision for credit losses	(2)	(3,990)	3,988	(100)%	(5,993)	(24,010)	(35,004)	35,002	(100)%
Net interest income after provision for credit losses	216,148	191,737	24,411	13%	192,756	207,685	214,519	1,629	1%
Noninterest income
Wealth management fees	21,332	22,404	(1,072)	(5)%	22,625	22,110	22,706	(1,374)	(6)%
Service charges and deposit account fees	16,506	16,856	(350)	(2)%	17,039	16,962	15,549	957	6%
Card-based fees	11,442	9,926	1,516	15%	11,176	11,113	10,982	460	4%
Other fee-based revenue	4,360	3,766	594	16%	4,316	3,929	4,244	116	3%
Capital markets, net	8,010	8,646	(636)	(7)%	9,674	7,114	5,696	2,314	41%
Mortgage banking, net	6,145	8,391	(2,246)	(27)%	8,041	10,657	8,128	(1,983)	(24)%
Bank and corporate owned life insurance	4,106	2,071	2,035	98%	4,704	2,760	3,088	1,018	33%
Asset gains (losses), net	1,677	188	1,489	N/M	985	5,228	(14)	1,691	N/M
Investment securities gains (losses), net	(8)	21	(29)	N/M	—	—	24	(32)	N/M
Gains on sale of branches, net(a)	—	—	—	N/M	—	—	36	(36)	(100)%
Other	1,888	2,198	(310)	(14)%	2,941	2,205	3,004	(1,116)	(37)%
Total noninterest income	75,458	74,467	991	1%	81,502	82,076	73,443	2,015	3%
Noninterest expense
Personnel	112,666	104,811	7,855	7%	107,787	107,880	106,994	5,672	5%
Technology	21,223	21,485	(262)	(1)%	20,787	19,927	20,236	987	5%
Occupancy	14,151	16,080	(1,929)	(12)%	16,863	15,814	14,679	(528)	(4)%
Business development and advertising	5,655	4,954	701	14%	5,627	6,156	4,970	685	14%
Equipment	4,960	4,960	—	—%	4,905	5,200	5,481	(521)	(10)%
Legal and professional	4,873	5,087	(214)	(4)%	4,428	4,304	6,661	(1,788)	(27)%
Loan and foreclosure costs	1,476	2,014	(538)	(27)%	1,636	1,616	2,671	(1,195)	(45)%
FDIC assessment	5,400	5,100	300	6%	4,800	5,000	3,600	1,800	50%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Other	8,815	6,597	2,218	34%	13,173	9,793	6,979	1,836	26%
Total noninterest expense	181,420	173,292	8,128	5%	182,210	177,892	174,475	6,945	4%
Income before income taxes	110,187	92,912	17,275	19%	92,048	111,870	113,487	(3,300)	(3)%
Income tax expense	23,363	18,650	4,713	25%	15,171	23,060	22,480	883	4%
Net income	86,824	74,262	12,562	17%	76,877	88,809	91,007	(4,183)	(5)%
Preferred stock dividends	2,875	2,875	—	—%	2,875	4,155	4,875	(2,000)	(41)%
Net income available to common equity	$83,949	$71,387	$12,562	18%	$74,002	$84,655	$86,131	$(2,182)	(3)%
Earnings per common share
Basic	$0.56	$0.48	$0.08	17%	$0.49	$0.56	$0.56	$—	—%
Diluted	$0.56	$0.47	$0.09	19%	$0.49	$0.56	$0.56	$—	—%
Average common shares outstanding
Basic	149,083	148,781	302	—%	148,697	150,046	152,042	(2,959)	(2)%
Diluted	150,203	150,492	(289)	—%	150,057	151,143	153,381	(3,178)	(2)%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes the deposit premium on the sale of branches net of miscellaneous costs to sell

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Jun 2022	YTD Jun 2021	2Q22	1Q22	4Q21	3Q21	2Q21
Per common share data
Dividends	$0.40	$0.36	$0.20	$0.20	$0.20	$0.20	$0.18
Market value:
High	25.71	23.33	22.48	25.71	23.92	21.85	23.33
Low	18.01	17.20	18.01	22.41	21.49	18.56	20.36
Close			18.26	22.76	22.59	21.42	20.48
Book value / share			25.09	25.03	25.66	25.35	24.99
Tangible book value / share			17.37	17.29	17.87	17.58	17.35
Performance ratios (annualized)
Return on average assets	0.92%	1.10%	0.97%	0.86%	0.87%	1.01%	1.06%
Noninterest expense / average assets	2.02%	2.07%	2.04%	2.00%	2.06%	2.03%	2.04%
Effective tax rate	20.69%	20.26%	21.20%	20.07%	16.48%	20.61%	19.81%
Dividend payout ratio(a)	38.46%	31.58%	35.71%	41.67%	40.82%	35.71%	32.14%
Net interest margin	2.57%	2.38%	2.71%	2.42%	2.40%	2.38%	2.37%
Selected trend information
Average full time equivalent employees(b)	4,060	4,005	4,101	4,018	3,992	4,010	3,990
Branch count			215	215	215	224	224
Assets under management, at market value(c)			$11,561	$12,937	$13,679	$13,148	$13,141
Mortgage loans originated for sale during period	$404	$889	$152	$252	$404	$456	$477
Mortgage loan settlements during period	$500	$885	$204	$296	$427	$463	$484
Mortgage portfolio serviced for others			$6,910	$6,972	$6,995	$7,057	$7,150
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)			1.11%	0.96%	0.78%	0.71%	0.68%
Shares repurchased during period(e)	—	2,280	—	—	1,096	2,919	1,314
Shares outstanding, end of period			150,126	150,038	149,343	149,961	152,865
Selected quarterly ratios
Loans / deposits			92.71%	86.36%	85.10%	84.81%	87.83%
Stockholders’ equity / assets			10.63%	11.30%	11.47%	11.60%	12.03%
Risk-based capital(f)(g)
Total risk-weighted assets			$29,864	$27,781	$27,243	$26,304	$26,073
Common equity Tier 1			$2,897	$2,838	$2,808	$2,780	$2,790
Common equity Tier 1 capital ratio			9.70%	10.22%	10.31%	10.57%	10.70%
Tier 1 capital ratio			10.35%	10.91%	11.02%	11.30%	11.81%
Total capital ratio			11.74%	12.41%	13.10%	13.50%	14.02%
Tier 1 leverage ratio			8.87%	8.86%	8.83%	8.81%	9.23%
Mortgage banking, net
Mortgage servicing fees, net(h)	$4	$(2)	$2	$2	$1	$—	$—
Gains (losses) and fair value adjustments on loans held for sale	—	23	—	1	3	8	9
Changes in mortgage servicing rights valuation, net of economic hedge(d)	10	10	5	6	4	2	—
Mortgage banking, net	$15	$32	$6	$8	$8	$11	$8
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)On January 1, 2022, the Corporation made the irrevocable election to account for mortgage servicing rights at fair value. For all prior periods, mortgage servicing rights were carried at lower of cost or market.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)June 30, 2022 data is estimated.
(h)Includes mortgage origination and servicing fees, net of mortgage servicing rights amortization/decay.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$279,058	$280,015	—%	$290,997	$318,811	$352,938	(21)%
Provision for loan losses	2,000	(3,000)	N/M	(4,500)	(20,000)	(29,500)	N/M
Charge offs	(1,791)	(2,028)	(12)%	(8,869)	(10,929)	(7,681)	(77)%
Recoveries	1,504	4,072	(63)%	2,387	3,115	3,054	(51)%
Net (charge offs) recoveries	(287)	2,044	N/M	(6,482)	(7,814)	(4,628)	(94)%
Balance at end of period	$280,771	$279,058	1%	$280,015	$290,997	$318,811	(12)%
Allowance for unfunded commitments
Balance at beginning of period	$38,776	$39,776	(3)%	$41,276	$45,276	$50,776	(24)%
Provision for unfunded commitments	(2,000)	(1,000)	100%	(1,500)	(4,000)	(5,500)	(64)%
Balance at end of period	$36,776	$38,776	(5)%	$39,776	$41,276	$45,276	(19)%
Allowance for credit losses on loans (ACLL)	$317,547	$317,835	—%	$319,791	$332,273	$364,087	(13)%
Provision for credit losses on loans	$—	$(4,000)	(100)%	$(6,000)	$(24,000)	$(35,000)	(100)%
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Net (charge offs) recoveries
Asset-based lending & equipment finance(a)	$—	$—	N/M	$27	$91	$261	(100)%
Commercial and industrial	(444)	1,854	N/M	(6,669)	(9,149)	1,072	N/M
Commercial real estate—owner occupied	4	3	33%	4	106	5	(20)%
Commercial and business lending	(440)	1,857	N/M	(6,638)	(8,951)	1,338	N/M
Commercial real estate—investor	—	—	N/M	109	181	(5,589)	(100)%
Real estate construction	2	32	(94)%	52	18	23	(91)%
Commercial real estate lending	2	32	(94)%	162	199	(5,566)	N/M
Total commercial	(439)	1,889	N/M	(6,476)	(8,752)	(4,228)	(90)%
Residential mortgage	220	288	(24)%	(6)	300	(223)	N/M
Auto finance	(14)	4	N/M	(11)	8	3	N/M
Home equity	461	315	46%	546	959	337	37%
Other consumer	(516)	(451)	14%	(534)	(329)	(517)	—%
Total consumer	151	155	(3)%	(6)	938	(400)	N/M
Total net (charge offs) recoveries	$(287)	$2,044	N/M	$(6,482)	$(7,814)	$(4,628)	(94)%
(In basis points)	Jun 30, 2022	Mar 31, 2022		Dec 31, 2021	Sep 30, 2021	Jun 30, 2021
Net (charge offs) recoveries to average loans (annualized)
Asset-based lending & equipment finance(a)	—	—		9	36	87
Commercial and industrial	(2)	10		(34)	(47)	6
Commercial real estate—owner occupied	—	—		—	5	—
Commercial and business lending	(2)	8		(29)	(40)	6
Commercial real estate—investor	—	—		1	2	(52)
Real estate construction	—	1		1	—	1
Commercial real estate lending	—	—		1	1	(36)
Total commercial	(1)	5		(17)	(23)	(11)
Residential mortgage	1	2		—	2	(1)
Auto finance	(1)	1		(9)	43	15
Home equity	32	22		36	61	21
Other consumer	(70)	(62)		(71)	(44)	(72)
Total consumer	1	1		—	4	(2)
Total net (charge offs) recoveries	—	3		(11)	(13)	(8)
($ in thousands)	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$108,345	$143,221	(24)%	$130,443	$135,062	$147,135	(26)%
Other real estate owned (OREO)	17,879	18,194	(2)%	29,619	33,855	24,000	(26)%
Repossessed Assets	$102	$—	N/M	$—	$—	$—	N/M
Total nonperforming assets	$126,327	$161,414	(22)%	$160,062	$168,917	$171,135	(26)%
Loans 90 or more days past due and still accruing	$1,555	$1,595	(3)%	$1,263	$1,029	$1,302	19%
Allowance for credit losses on loans to total loans	1.20%	1.30%		1.32%	1.41%	1.52%
Allowance for credit losses on loans to nonaccrual loans	293.09%	221.92%		245.16%	246.02%	247.45%
Nonaccrual loans to total loans	0.41%	0.58%		0.54%	0.57%	0.61%
Nonperforming assets to total loans plus OREO and repossessed assets	0.48%	0.66%		0.66%	0.71%	0.71%
Nonperforming assets to total assets	0.34%	0.46%		0.46%	0.49%	0.50%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	(0.01)%	(0.03)%		0.10%	0.10%	0.08%
N/M = Not meaningful

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Nonaccrual loans
PPP Loans	$—	$41	(100)%	$46	$—	$—	N/M
Commercial and industrial	843	225	N/M	6,233	8,497	18,380	(95)%
Commercial real estate—owner occupied	—	—	N/M	—	7	7	(100)%
Commercial and business lending	843	266	N/M	6,279	8,504	18,387	(95)%
Commercial real estate—investor	46,823	80,886	(42)%	60,677	61,504	63,003	(26)%
Real estate construction	604	609	(1)%	177	247	247	145%
Commercial real estate lending	47,427	81,495	(42)%	60,855	61,751	63,250	(25)%
Total commercial	48,270	81,761	(41)%	67,134	70,256	81,637	(41)%
Residential mortgage	52,840	53,827	(2)%	55,362	56,678	56,795	(7)%
Auto finance	53	49	8%	52	67	56	(5)%
Home equity	7,100	7,490	(5)%	7,726	7,838	8,517	(17)%
Other consumer	83	95	(13)%	170	222	131	(37)%
Total consumer	60,075	61,460	(2)%	63,309	64,806	65,498	(8)%
Total nonaccrual loans	$108,345	$143,221	(24)%	$130,443	$135,062	$147,135	(26)%
	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$13,882	$7,426	87%	$8,687	$11,067	$11,569	20%
Commercial real estate—owner occupied	421	473	(11)%	967	1,031	1,225	(66)%
Commercial and business lending	14,303	7,899	81%	9,655	12,098	12,794	12%
Commercial real estate—investor	943	2,045	(54)%	12,866	13,236	13,306	(93)%
Real estate construction	179	183	(2)%	242	248	253	(29)%
Commercial real estate lending	1,122	2,228	(50)%	13,108	13,484	13,559	(92)%
Total commercial	15,425	10,127	52%	22,763	25,582	26,353	(41)%
Residential mortgage	15,829	16,644	(5)%	16,316	15,253	12,227	29%
Home equity	2,246	2,486	(10)%	2,648	2,787	2,451	(8)%
Other consumer	753	747	1%	803	877	904	(17)%
Total consumer	18,828	19,876	(5)%	19,768	18,917	15,582	21%
Total restructured loans (accruing)	$34,253	$30,003	14%	$42,530	$44,499	$41,935	(18)%
Nonaccrual restructured loans (included in nonaccrual loans)	$22,172	$19,352	15%	$17,426	$15,226	$17,237	29%
	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
PPP Loans	$1,475	$1	N/M	$83	$568	$—	N/M
Commercial and industrial	167	1,085	(85)%	632	1,229	258	(35)%
Commercial real estate—owner occupied	—	198	(100)%	163	30	47	(100)%
Commercial and business lending	1,642	1,284	28%	878	1,827	306	N/M
Commercial real estate—investor	5,484	—	N/M	616	17,021	391	N/M
Real estate construction	—	—	N/M	1,620	—	117	(100)%
Commercial real estate lending	5,484	—	N/M	2,236	17,021	509	N/M
Total commercial	7,126	1,284	N/M	3,114	18,848	814	N/M
Residential mortgage	5,315	4,957	7%	6,169	7,095	5,015	6%
Auto finance	2,906	949	N/M	11	10	38	N/M
Home equity	2,961	4,207	(30)%	3,711	2,931	2,472	20%
Other consumer	1,365	1,232	11%	2,307	1,272	1,036	32%
Total consumer	12,547	11,345	11%	12,198	11,308	8,562	47%
Total accruing loans 30-89 days past due	$19,673	$12,629	56%	$15,312	$30,156	$9,376	110%
	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Potential Problem Loans
PPP Loans(b)	$47	$54	(13)%	$2,000	$4,160	$8,695	(99)%
Asset-based lending & equipment finance(a)	19,813	19,057	4%	17,697	—	—	N/M
Commercial and industrial	84,785	93,396	(9)%	120,561	124,990	77,064	10%
Commercial real estate—owner occupied	38,628	24,005	61%	26,723	21,241	17,828	117%
Commercial and business lending	143,273	136,513	5%	166,981	150,391	103,587	38%
Commercial real estate—investor	132,635	130,792	1%	106,138	78,962	71,613	85%
Real estate construction	82	200	(59)%	21,408	19,187	16,465	(100)%
Commercial real estate lending	132,717	130,992	1%	127,546	98,150	88,078	51%
Total commercial	275,990	267,505	3%	294,527	248,541	191,665	44%
Residential mortgage	3,297	3,032	9%	2,214	2,374	3,024	9%
Home equity	188	156	21%	165	171	1,558	(88)%
Total consumer	3,486	3,188	9%	2,379	2,546	4,583	(24)%
Total potential problem loans	$279,475	$270,693	3%	$296,905	$251,087	$196,248	42%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.
(b) The Corporation's policy is to assign risk ratings at the borrower level. PPP loans are 100% guaranteed by the SBA and therefore the Corporation considers these loans to have a risk profile similar to pass rated loans.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$14,026	$346	9.91%	$43,774	$1,277	11.83%	$701,440	$10,048	5.75%
Asset-based lending (ABL) & equipment finance (d)	244,369	2,181	3.58%	202,836	1,449	2.90%	121,153	894	2.96%
Commercial and business lending (excl PPP, ABL and equipment finance)	9,346,218	68,748	2.95%	8,815,676	52,754	2.43%	8,316,472	52,992	2.56%
Commercial real estate lending	6,363,395	53,233	3.36%	6,177,062	43,886	2.88%	6,159,728	44,139	2.87%
Total commercial	15,968,007	124,509	3.13%	15,239,348	99,366	2.64%	15,298,792	108,073	2.83%
Residential mortgage	7,860,220	58,434	2.97%	7,671,329	55,403	2.89%	7,861,139	55,337	2.82%
Auto finance	689,027	6,017	3.50%	305,202	2,649	3.52%	8,458	93	4.42%
Other retail	880,910	11,370	5.17%	881,859	10,662	4.87%	930,224	11,104	4.78%
Total loans	25,398,163	200,331	3.16%	24,097,738	168,081	2.81%	24,098,614	174,607	2.90%
Investment securities
Taxable	4,448,811	18,317	1.65%	4,363,733	16,472	1.51%	3,220,825	8,840	1.10%
Tax-exempt(a)	2,427,068	20,637	3.40%	2,384,601	20,296	3.40%	1,953,696	18,101	3.71%
Other short-term investments	352,310	2,420	2.75%	1,154,939	1,993	0.70%	1,766,615	1,826	0.41%
Investments and other	7,228,189	41,374	2.29%	7,903,273	38,761	1.96%	6,941,135	28,767	1.66%
Total earning assets	32,626,351	$241,705	2.97%	32,001,010	$206,842	2.60%	31,039,749	$203,375	2.62%
Other assets, net	3,106,232			3,199,172			3,339,898
Total assets	$35,732,583			$35,200,182			$34,379,647
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$4,682,783	$530	0.05%	$4,529,991	$380	0.03%	$4,121,553	$357	0.03%
Interest-bearing demand	6,413,077	2,977	0.19%	6,722,038	1,025	0.06%	5,879,173	1,057	0.07%
Money market	6,910,505	2,203	0.13%	7,030,945	965	0.06%	6,981,482	1,023	0.06%
Network transaction deposits	775,593	1,480	0.77%	734,895	265	0.15%	908,869	264	0.12%
Time deposits	1,255,292	829	0.26%	1,313,101	937	0.29%	1,509,705	1,909	0.51%
Total interest-bearing deposits	20,037,250	8,019	0.16%	20,330,970	3,571	0.07%	19,400,781	4,609	0.10%
Federal funds purchased and securities sold under agreements to repurchase	454,519	406	0.36%	293,915	38	0.05%	157,619	30	0.08%
Commercial Paper	23,154	1	0.01%	27,963	1	0.01%	55,209	7	0.05%
FHLB advances	2,423,771	9,689	1.60%	1,610,983	8,182	2.06%	1,620,397	9,524	2.36%
Long-term funding	249,805	2,730	4.37%	249,632	2,730	4.38%	549,222	5,575	4.06%
Total short and long-term funding	3,151,249	12,826	1.63%	2,182,492	10,951	2.03%	2,382,446	15,136	2.55%
Total interest-bearing liabilities	23,188,499	$20,845	0.36%	22,513,462	$14,522	0.26%	21,783,227	$19,745	0.36%
Noninterest-bearing demand deposits	8,133,492			8,316,399			8,069,851
Other liabilities	473,478			383,528			395,950
Stockholders’ equity	3,937,114			3,986,792			4,130,618
Total liabilities and stockholders’ equity	$35,732,583			$35,200,182			$34,379,647
Interest rate spread			2.61%			2.34%			2.26%
Net free funds			0.10%			0.08%			0.11%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$220,860	2.71%		$192,320	2.42%		$183,629	2.37%
Fully tax-equivalent adjustment		4,713			4,573			4,115
Net interest income		$216,146			$187,747			$179,515
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) Periods prior to March 31, 2022 do not include equipment finance.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Six Months Ended June 30,
	2022			2021
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial PPP lending	$28,818	$1,624	11.36%	$753,778	$18,949	5.07%
Asset-based lending (ABL) & equipment finance (d)	223,717	3,631	3.27%	129,461	1,966	3.06%
Commercial and business lending (excl PPP, ABL, and equipment finance)	9,082,412	121,502	2.70%	8,357,726	106,010	2.56%
Commercial real estate lending	6,270,743	97,119	3.12%	6,165,433	88,455	2.89%
Total commercial	15,605,690	223,876	2.89%	15,406,399	215,380	2.82%
Residential mortgage	7,766,296	113,837	2.93%	7,911,635	110,841	2.80%
Auto finance	498,175	8,667	3.51%	9,319	204	4.42%
Other retail	881,382	22,032	5.02%	952,621	22,623	4.77%
Total loans	24,751,542	368,412	2.99%	24,279,974	349,049	2.89%
Investment securities
Taxable	4,406,507	34,789	1.58%	3,099,322	15,855	1.02%
Tax-exempt (a)	2,405,952	40,933	3.40%	1,927,169	35,945	3.73%
Other short-term investments	751,407	4,413	1.18%	1,381,370	3,521	0.51%
Investments and other	7,563,866	80,135	2.12%	6,407,860	55,320	1.73%
Total earning assets	32,315,408	$448,547	2.79%	30,687,834	$404,369	2.65%
Other assets, net	3,152,445			3,345,982
Total assets	$35,467,853			$34,033,816
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	4,606,809	910	0.04%	$3,966,797	$689	0.04%
Interest-bearing demand	6,566,704	4,002	0.12%	5,796,680	2,234	0.08%
Money market	6,970,392	3,168	0.09%	6,928,898	2,082	0.06%
Network transaction deposits	755,357	1,745	0.47%	994,016	591	0.12%
Time deposits	1,284,037	1,766	0.28%	1,583,725	4,923	0.63%
Total interest-bearing deposits	20,183,299	11,591	0.12%	19,270,116	10,519	0.11%
Federal funds purchased and securities sold under agreements to repurchase	374,661	444	0.24%	146,941	55	0.08%
Commercial Paper	25,545	2	0.01%	49,026	13	0.05%
FHLB advances	2,019,622	17,871	1.78%	1,626,114	19,017	2.36%
Long-term funding	249,719	5,460	4.37%	549,402	11,160	4.06%
Total short and long-term funding	2,669,547	23,776	1.79%	2,371,483	30,245	2.56%
Total interest-bearing liabilities	22,852,845	$35,367	0.31%	21,641,598	$40,764	0.38%
Noninterest-bearing demand deposits	8,224,440			7,869,320
Other liabilities	428,752			405,519
Stockholders’ equity	3,961,816			4,117,378
Total liabilities and stockholders’ equity	$35,467,853			$34,033,816
Interest rate spread			2.48%			2.27%
Net free funds			0.09%			0.11%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$413,179	2.57%		$363,605	2.38%
Fully tax-equivalent adjustment		9,286			8,189
Net interest income		$403,893			$355,416
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(d) Periods prior to 2022 do not include equipment finance.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
PPP Loans	$9,514	$17,995	(47)%	$66,070	$182,121	$405,482	(98)%
Asset-based lending & equipment finance(a)	263,044	231,040	14%	178,027	111,027	105,726	149%
Commercial and industrial	8,984,127	8,102,380	11%	8,208,289	7,816,432	7,803,393	15%
Commercial real estate—owner occupied	928,152	973,572	(5)%	971,326	879,554	880,755	5%
Commercial and business lending	10,184,836	9,324,986	9%	9,423,711	8,989,133	9,195,355	11%
Commercial real estate—investor	4,790,241	4,469,241	7%	4,384,569	4,296,489	4,300,651	11%
Real estate construction	1,775,648	1,760,076	1%	1,808,976	1,834,871	1,880,897	(6)%
Commercial real estate lending	6,565,889	6,229,317	5%	6,193,545	6,131,360	6,181,549	6%
Total commercial	16,750,726	15,554,303	8%	15,617,256	15,120,493	15,376,904	9%
Residential mortgage	8,002,943	7,609,343	5%	7,567,310	7,590,895	7,638,372	5%
Auto finance	847,969	497,523	70%	143,045	6,739	7,817	N/M
Home equity	592,843	580,867	2%	595,615	608,566	631,783	(6)%
Other consumer	300,217	289,889	4%	301,723	294,979	292,660	3%
Total consumer	9,743,972	8,977,622	9%	8,607,693	8,501,180	8,570,632	14%
Total loans	$26,494,698	$24,531,926	8%	$24,224,949	$23,621,673	$23,947,536	11%

Period end deposit and customer funding composition	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Noninterest-bearing demand	$8,085,702	$8,315,699	(3)%	$8,504,077	$8,170,105	$7,999,143	1%
Savings	4,708,156	4,661,232	1%	4,410,198	4,278,453	4,182,651	13%
Interest-bearing demand	6,789,722	6,616,767	3%	7,019,782	6,407,844	5,969,285	14%
Money market	7,769,415	7,522,797	3%	7,185,111	7,583,978	7,640,825	2%
Time deposits	1,223,581	1,288,913	(5)%	1,347,262	1,410,886	1,472,395	(17)%
Total deposits	28,576,577	28,405,409	1%	28,466,430	27,851,266	27,264,299	5%
Customer funding(b)	296,440	299,301	(1)%	354,142	322,081	226,160	31%
Total deposits and customer funding	$28,873,017	$28,704,710	1%	$28,820,572	$28,173,348	$27,490,459	5%
Network transaction deposits(c)	$891,902	$762,680	17%	$766,965	$929,174	$871,603	2%
Net deposits and customer funding (Total deposits and customer funding, excluding network transaction deposits)	$27,981,114	$27,942,029	—%	$28,053,607	$27,244,174	$26,618,856	5%
Quarter average loan composition	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
PPP Loans	$14,026	$43,774	(68)%	$115,074	$275,414	$701,440	(98)%
Asset-based lending & equipment finance(a)	244,369	202,836	20%	125,507	99,463	121,153	102%
Commercial and industrial	8,393,415	7,842,179	7%	7,816,260	7,733,148	7,437,726	13%
Commercial real estate—owner occupied	952,802	973,496	(2)%	899,536	876,047	878,746	8%
Commercial and business lending	9,604,612	9,062,286	6%	8,956,378	8,984,072	9,139,064	5%
Commercial real estate—investor	4,570,300	4,439,051	3%	4,304,579	4,297,783	4,321,109	6%
Real estate construction	1,793,095	1,738,011	3%	1,829,470	1,862,458	1,838,619	(2)%
Commercial real estate lending	6,363,395	6,177,062	3%	6,134,049	6,160,241	6,159,728	3%
Total commercial	15,968,007	15,239,348	5%	15,090,427	15,144,314	15,298,792	4%
Residential mortgage	7,860,220	7,671,329	2%	7,751,337	7,817,737	7,861,139	—%
Auto finance	689,027	305,202	126%	53,120	7,144	8,458	N/M
Home equity	586,072	588,281	—%	600,963	620,601	641,438	(9)%
Other consumer	294,837	293,578	—%	299,406	294,160	288,786	2%
Total consumer	9,430,156	8,858,390	6%	8,704,826	8,739,643	8,799,822	7%
Total loans(d)	$25,398,163	$24,097,738	5%	$23,795,253	$23,883,957	$24,098,614	5%

Quarter average deposit composition	Jun 30, 2022	Mar 31, 2022	Seql Qtr % Change	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Comp Qtr % Change
Noninterest-bearing demand	$8,133,492	$8,316,399	(2)%	$8,416,525	$8,141,723	$8,069,851	1%
Savings	4,682,783	4,529,991	3%	4,367,233	4,248,493	4,121,553	14%
Interest-bearing demand	6,413,077	6,722,038	(5)%	6,506,438	6,344,504	5,879,173	9%
Money market	6,910,505	7,030,945	(2)%	6,892,803	7,011,075	6,981,482	(1)%
Network transaction deposits	775,593	734,895	6%	838,255	893,991	908,869	(15)%
Time deposits	1,255,292	1,313,101	(4)%	1,381,092	1,434,588	1,509,705	(17)%
Total deposits	$28,170,742	$28,647,369	(2)%	$28,402,345	$28,074,374	$27,470,633	3%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Periods prior to Mar 31, 2022 do not include equipment finance.
(b) Includes repurchase agreements and commercial paper.
(c) Included above in interest-bearing demand and money market.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions, except per share data)	Jun 2022	Jun 2021	2Q22	1Q22	4Q21	3Q21	2Q21
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			7.23%	7.68%	7.86%	7.92%	8.04%
Return on average equity	8.20%	9.08%	8.85%	7.55%	7.62%	8.63%	8.84%
Return on average tangible common equity	12.27%	13.86%	13.29%	11.26%	11.34%	12.97%	13.44%
Return on average common equity Tier 1	11.03%	12.87%	11.77%	10.27%	10.50%	12.11%	12.51%
Return on average tangible assets	0.97%	1.16%	1.03%	0.90%	0.92%	1.07%	1.12%
Average stockholders' equity / average assets	11.17%	12.10%	11.02%	11.33%	11.43%	11.74%	12.01%
Tangible common equity reconciliation(a)
Common equity			$3,766	$3,755	$3,832	$3,802	$3,820
Goodwill and other intangible assets, net			(1,159)	(1,161)	(1,163)	(1,165)	(1,167)
Tangible common equity			$2,608	$2,594	$2,669	$2,636	$2,652
Tangible assets reconciliation(a)
Total assets			$37,236	$34,956	$35,104	$34,440	$34,153
Goodwill and other intangible assets, net			(1,159)	(1,161)	(1,163)	(1,165)	(1,167)
Tangible assets			$36,077	$33,795	$33,941	$33,274	$32,985
Average tangible common equity and average common equity tier 1 reconciliation(a)
Common equity	$3,769	$3,769	$3,744	$3,794	$3,811	$3,807	$3,788
Goodwill and other intangible assets, net	(1,161)	(1,172)	(1,160)	(1,162)	(1,164)	(1,167)	(1,169)
Tangible common equity	2,608	2,598	2,584	2,631	2,646	2,640	2,619
Modified CECL transitional amount	67	111	67	67	91	97	106
Accumulated other comprehensive loss (income)	126	(4)	170	80	19	(5)	(3)
Deferred tax assets, net	39	40	39	39	40	40	40
Average common equity tier 1	$2,840	$2,745	$2,860	$2,818	$2,795	$2,772	$2,762
Average tangible assets reconciliation(a)
Total assets	$35,468	$34,034	$35,733	$35,200	$35,016	$34,759	$34,380
Goodwill and other intangible assets, net	(1,161)	(1,172)	(1,160)	(1,162)	(1,164)	(1,167)	(1,169)
Tangible assets	$34,307	$32,862	$34,573	$34,038	$33,852	$33,593	$33,211
Adjusted net income reconciliation(b)
Net income	$161	$185	$87	$74	$77	$89	$91
Other intangible amortization, net of tax	3	3	2	2	2	2	2
Adjusted net income	$164	$189	$88	$76	$79	$90	$93
Adjusted net income available to common equity reconciliation(b)
Net income available to common equity	$155	$175	$84	$71	$74	$85	$86
Other intangible amortization, net of tax	3	3	2	2	2	2	2
Adjusted net income available to common equity	$159	$179	$86	$73	$76	$86	$88
Selected trend information(d)
Wealth management fees	$44	$45	$21	$22	$23	$22	$23
Service charges and deposit account fees	33	30	17	17	17	17	16
Card-based fees	21	21	11	10	11	11	11
Other fee-based revenue	8	9	4	4	4	4	4
Fee-based revenue	107	105	54	53	55	54	53
Other	43	64	22	22	26	28	20
Total noninterest income	$150	$169	$75	$74	$82	$82	$73
Pre-tax pre-provision income(e)
Income before income taxes	$203	$232	$110	$93	$92	$112	$113
Provision for credit losses	(4)	(58)	—	(4)	(6)	(24)	(35)
Pre-tax pre-provision income	$199	$174	$110	$89	$86	$88	$78
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	63.51%	66.26%	61.53%	65.71%	67.36%	65.43%	66.81%
Fully tax-equivalent adjustment	(1.05)%	(1.02)%	(0.98)%	(1.13)%	(1.10)%	(1.01)%	(1.07)%
Other intangible amortization	(0.80)%	(0.85)%	(0.76)%	(0.84)%	(0.82)%	(0.83)%	(0.87)%
Fully tax-equivalent efficiency ratio	61.68%	64.40%	59.80%	63.76%	65.46%	63.61%	64.88%
Provision for unfunded commitments adjustment	0.53%	0.47%	0.67%	0.37%	0.55%	1.48%	2.14%
Asset gains, net adjustment	0.21%	0.59%	0.34%	0.05%	0.24%	1.29%	—%
Acquisitions, branch sales, and initiatives	—%	0.12%	—%	—%	(1.43)%	(0.91)%	0.01%
Adjusted efficiency ratio	62.42%	65.58%	60.82%	64.18%	64.82%	65.46%	67.02%
Numbers may not sum due to rounding.
(a)Tangible common equity and tangible assets exclude goodwill and other intangible assets, net.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and announced initiatives.